EXHIBIT 23.2
                                  ------------

                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Cowles Media Corporation

We consent to the use of our report included herein and to the references to our firm under the headings "Summary Historical Consolidated Financial Data of Cowles" and "Experts" in the Joint Proxy Statement/Prospectus.


                                       /s/ KPMG Peat Marwick LLP


Minneapolis, Minnesota
February 17, 1998